Exhibit 10.5

SAIC, INC.

2006 EQUITY INCENTIVE PLAN

STOCK AWARD AGREEMENT

BY ACCEPTING THE SHARES OF STOCK DESCRIBED IN THIS AGREEMENT, YOU VOLUNTARILY AGREE TO ALL OF THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT AND IN THE PLAN.

SAIC, Inc., a Delaware corporation (the “Company”), hereby grants to the participant named in the Grant Summary (as defined below) (“Stockholder”), who is affiliated with the Company or an Affiliate as an employee, director or consultant, shares of its Common Stock, $0.0001 par value per share. Certain specific details of this award, including the number of shares of Stock and the Grant Date, may be found in the Grant Summary and are hereby incorporated by reference into this Agreement. The terms and conditions of the grant of Stock are set forth in this Agreement and in the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”).

1.	DEFINITIONS. The following terms shall have the meanings as defined below. Capitalized terms used herein and not defined shall have the meanings attributed to them in the Plan.

“Affiliate” shall mean a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

“Committee” shall have the meaning as defined in the Plan.

“Executive Officer” shall mean an officer of the Company designated as such for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

“Grant Date” shall mean the date of the award of the Stock as set forth in the Grant Summary.

“Grant Summary” shall mean the summary of this award as reflected in the electronic stock plan award administration system maintained by the Company or its designee that contains a link to this Agreement (which summary information is set forth in the appropriate records of the Company authorizing such award).

“Permanent Disability” shall mean the status of disability determined conclusively by the Committee based upon certification of disability by the Social Security Administration or upon such other proof as the Committee may require, effective upon receipt of such certification or other proof by the Committee.

November 2009

“Special Retirement” shall mean: (i) retirement by the Stockholder after reaching age 59 1/2 with at least ten (10) years of service with the Company or an Affiliate; or (ii) retirement by the Stockholder after reaching age 59 1/2 and Stockholder’s age plus years of service with the Company or an Affiliate equals at least 70; or (iii) if Stockholder is an Executive Officer at the time of retirement, retirement after reaching the applicable mandatory retirement age, regardless of years of service with the Company or (iv) if the Stockholder is a director of the Company, retirement either (A) after reaching the applicable mandatory retirement age at retirement or (B) at the end of a term of office if Stockholder is not nominated for a successive term of office on account of the fact that Stockholder would have reached the applicable mandatory retirement age during such successive term of office, regardless of years of service with the Company. For Special Retirement purposes, years of service shall mean the period of service determined conclusively by the Committee.

“Stock” shall mean the number of shares of the Company’s Common Stock, $0.0001 par value per share set forth in the Grant Summary that are being issued to Stockholder pursuant to the Plan and the terms and conditions of this Agreement.

2.	VESTING SCHEDULE; STOCK SUBJECT TO REVERSION. Except in the event of death, Permanent Disability or Special Retirement or as set forth below, any unvested shares of Stock automatically shall revert to the Company without compensation on the date that Stockholder’s affiliation with the Company or any Affiliate as an employee, director or consultant terminates, or if Stockholder is an employee or director of an Affiliate and such entity ceases to be an Affiliate, whether by Committee action or otherwise, on the date such entity ceases to be an Affiliate, in accordance with the following vesting schedule:

a)	Prior to the first-year anniversary of the Grant Date, all of the Stock shall be subject to reversion.

b)	After the first-year anniversary of the Grant Date, 20% of the Stock shall be vested and no longer subject to reversion.

c)	After the second-year anniversary of the Grant Date, an additional 20% of the Stock shall be vested and no longer subject to reversion.

d)	After the third-year anniversary of the Grant Date, an additional 20% of the Stock shall be vested and no longer subject to reversion.

e)	After the fourth-year anniversary of the Grant Date, the remaining 40% of the Stock shall be vested and none of the Stock shall be subject to reversion.

If the application of the foregoing vesting schedule results in a fraction of a share being vested, such fractional share shall be deemed not to be vested and shall continue to be subject to reversion, as described below. However, the foregoing vesting schedule shall be applied on a cumulative basis so that 20% of the Stock shall be vested and no longer subject to reversion after the first-year anniversary of the Grant Date; 40% of the Stock shall be vested and no longer subject to reversion after the second-year anniversary of the Grant Date; 60% of the Stock shall be vested and no longer subject to reversion after the third-year anniversary of the Grant Date;

November 2009	2

and 100% of the Stock shall be vested and no longer subject to reversion after the fourth-year anniversary of the Grant Date. Stockholder shall not sell, transfer, assign, hypothecate, pledge, grant a security interest in, or in any other way alienate, any of the unvested shares of Stock subject to reversion, or any interest or right therein.

3.	EFFECT OF REVERSION. If shares of Stock revert in accordance with the terms of this Agreement, such shares automatically shall be deemed to have been transferred to the Company, shall no longer be outstanding and all rights of Stockholder shall terminate immediately with respect to such shares. Stockholder agrees that any reverted shares shall be deducted from Stockholder’s account and canceled.

4.	ACCELERATION OF VESTING UPON DEATH OR PERMANENT DISABILITY. If Stockholder is an employee, director or consultant of the Company or an Affiliate and ceases to be affiliated with the Company or any Affiliate as a result of Stockholder’s death or Permanent Disability, or if Stockholder’s death or Permanent Disability occurs following a Special Retirement, all of the Stock shall become fully vested.

5.	CONTINUATION OF VESTING UPON SPECIAL RETIREMENT.

a)	If Stockholder is an Executive Officer and Stockholder’s affiliation with the Company or any Affiliate terminates as a result of Stockholder’s Special Retirement in accordance with the provisions of subsection (iii) of the definition of the term “Special Retirement” in Section 1 above, or if Stockholder is a director of the Company and Stockholder’s affiliation with the Company or any Affiliate terminates as a result of Stockholder’s Special Retirement in accordance with the provisions of subsection (iv) of the definition of the term “Special Retirement” in Section 1 above, any unvested shares of Stock shall continue to vest in accordance with the vesting schedule set forth in Section 2 above.

b)	If Stockholder’s affiliation with the Company or an Affiliate terminates as a result of Stockholder’s Special Retirement in accordance with the provisions of subsection (i) or (ii) of the definition of the term “Special Retirement” in Section 1 above, unvested shares of Stock that Stockholder has held at least twelve (12) months prior to the date of such Special Retirement shall continue to vest in accordance with the vesting schedule set forth in Section 2 above, and any unvested shares of Stock that Stockholder did not hold at least twelve (12) months prior to the date of such Special Retirement shall revert to the Company, as described in Section 3 above.

c)	Notwithstanding the foregoing right of Stockholder to continued vesting upon Special Retirement under this Section 5, all unvested shares of Stock shall revert to the Company in the event that Stockholder violates the terms of his or her inventions, copyright and confidentiality agreement with the Company or an Affiliate or breaches his or her other contractual or legal obligations to the Company or an Affiliate, including the non-solicitation obligations set forth in Section 13 of this Agreement.

November 2009	3

6.	TAX WITHHOLDING. If the Company or an Affiliate is required to withhold any federal, state, local or other taxes upon the vesting or any acceleration of vesting of the Stock, the Company shall withhold a sufficient number of shares of Stock at the then current Fair Market Value (as defined in the Plan) to meet the withholding obligation based on the minimum rates required by law; provided, however, that the Company may, in its sole discretion, sell a sufficient number of shares of Stock on behalf of Stockholder to satisfy such obligations, accept payment to satisfy such obligations in the form of cash or delivery to the Company of shares of Company stock already owned by Stockholder, or any combination of the foregoing.

7.	RIGHTS, RESTRICTIONS AND LIMITATIONS. All shares of Stock issued to Stockholder pursuant to this Agreement are subject to the rights, restrictions and limitations set forth in the Company’s Restated Certificate of Incorporation.

8.	RESTRICTIONS UNDER SECURITIES LAW. All shares of Stock covered by this Agreement are subject to any restrictions which may be imposed under applicable state and federal securities laws and are subject to obtaining all necessary consents which may be required by, or any condition which may be imposed in accordance with, applicable state and federal securities laws or regulations.

9.	EMPLOYMENT AT WILL.

a)	If Stockholder is an employee or consultant of the Company or an Affiliate, such employment or affiliation is not for any specified term and may be terminated by employee or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of the Stock pursuant to the schedule set forth in Section 2 herein), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon Stockholder any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate Stockholder at will and without regard to any future vesting opportunity that Stockholder may have.

b)	Stockholder acknowledges and agrees that the right to continue vesting in the Stock pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee or consultant at the will of the Company or as a director (not through the act of being hired, being granted this Stock or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Stockholder acknowledges and agrees that such a reorganization could result in the termination of Stockholder’s relationship as an employee or consultant to the Company or an Affiliate, or the termination of Affiliate status of Stockholder’s employer and the loss of benefits available to Stockholder under this Agreement, including but not limited to, the termination of the right to continue vesting the Stock under this Agreement.

November 2009	4

10.	INCORPORATION OF PLAN. The Stock granted hereby is granted pursuant to the Plan, all the terms and conditions of which are hereby made a part hereof and are incorporated herein by reference. In the event of any inconsistency between the terms and conditions contained herein and those set forth in the Plan, the terms and conditions of the Plan shall prevail.

11.	RECOUPMENT OF AWARDS. The Human Resources and Compensation Committee of the Company’s Board of Directors adopted a recoupment policy on June 18, 2009 (the “Policy”), that may require members of senior management to return incentive compensation if there is a material restatement of the financial results upon which the compensation was originally based. The Policy also provides for recovery of incentive compensation from any employee involved in fraud or intentional misconduct, whether or not it results in a restatement of the Company’s financial results. Stockholder acknowledges and agrees that the Policy applies to the Stock and that any payments or issuances of Stock are subject to recoupment pursuant to the Policy. This Agreement shall be deemed to include the restrictions imposed by the Policy.

12.	COPIES OF PLAN AND OTHER MATERIALS. Stockholder acknowledges that Stockholder has received copies of the Plan and the Plan prospectus from the Company and agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, electronically from the Company. Stockholder acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Company. Stockholder acknowledges that a copy of the Policy referenced in Section 11 is available on ISSAIC, the Company’s intranet, and is also available upon written or telephonic request to the Company.

13.	NON-SOLICITATION.

a)	Solicitation of Employees. Stockholder agrees that, both while employed by the Company or an Affiliate and for one year afterward, Stockholder will not solicit or attempt to solicit any employee of the Company or an Affiliate to leave his or her employment or to violate the terms of any agreement or understanding that employee may have with the Company or an Affiliate. The foregoing obligations apply to both the Stockholder’s direct and indirect actions, and apply to actions intended to benefit Stockholder or any other person, business or entity.

b)	Solicitation of Customers. Stockholder agrees that, for one year after termination of employment with the Company or an Affiliate, Stockholder will not participate in any solicitation of any customer or prospective customer of the Company or an Affiliate concerning any business that:

(i)	involves the same programs or projects for that customer in which Stockholder was personally and substantially involved during the 12 months prior to termination of employment; or

November 2009	5

(ii)	has been, at any time during the 12 months prior to termination of employment, the subject of any bid, offer or proposal activity by the Company or an Affiliate in respect of that customer or prospective customer, or any negotiations or discussions about the possible performance of services by the Company or an Affiliate to that customer or potential customer, in which Stockholder was personally and substantially involved.

In the case of a governmental, regulatory or administrative agency, commission, department or other governmental authority, the customer or prospective customer will be determined by reference to the specific program offices or activities for which the Company or an Affiliate provides (or may reasonably provide) goods or services.

c)	Remedies. Stockholder acknowledges and agrees that a breach of any of the promises or agreements contained in this Section 13 will result in immediate, irreparable and continuing damage to the Company for which there is no adequate remedy at law, and the Company or an Affiliate will be entitled to injunctive relief, a decree for specific performance, and other relief as may be proper, including money damages.

14.	MISCELLANEOUS. This Agreement contains the entire agreement of the parties with respect to its subject matter. This Agreement shall be binding upon and shall inure to the benefit of the respective parties, the successors and assigns of the Company, and the heirs, legatees and personal representatives of Stockholder. The parties hereby agree that should any portion of this Agreement be judicially held to be invalid, unenforceable, or void, such portion shall be construed by limiting and reducing it, so as to be enforceable to the maximum extent compatible with the applicable law as is then in effect.

15.	GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to such state’s principles of conflict of laws.

16.	NOTICE OF RESTRICTION. The parties agree that any book entry representing the Stock granted hereunder may contain a legend, or notation as the case may be, indicating that such stock is subject to the restrictions of this Agreement.

17.	ACKNOWLEDGMENT. Stockholder acknowledges that the Stock constitutes full and adequate consideration for Stockholder’s obligations under this Agreement, the acceptance of the Stock constitutes an unequivocal acceptance of this Agreement and any attempted modification or deletion will have no force or effect on the Company’s right to enforce the terms and conditions stated herein.

By accepting the Stock, you agree to all of the terms and conditions set forth above and in the Plan.

November 2009	6